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                                                               EXHIBIT 10.15(b)


EXXON COMPANY, U.S.A.
POST OFFICE BOX 2180 - HOUSTON, TEXAS 77252-2180


REFINING DEPARTMENT


                                LETTER AGREEMENT

                                                              September 27, 1991

Cogen Technologies Linden Venture, L.P.
c/o Cogen Technologies, Inc.
1600 Smith Building
Suite 5000 - 50th Floor
Houston, Texas 77002

Attention:   Robert C. McNair
             President

Gentlemen:

                We refer to (i) the Ground Lease Agreement (the "Ground Lease Agreement") and (ii) the Agreement for the Sale of Steam (the "Steam Sale Agreement"), each dated August 1, 1990, and each between Exxon Corporation, a New Jersey corporation ("Exxon"), and Cogen Technologies Linden Venture, L.P., a Delaware limited partnership ("you" or "Cogen"). Unless otherwise defined herein, the terms defined in the Ground Lease Agreement shall be used herein as therein defined.

                General Electric Power Funding Corporation, a Delaware corporation ("GEPFC"), has represented that it is in the process of syndicating its commitment to provide financing for the construction of the Cogeneration Facility and that to facilitate such syndication it has requested this letter agreement with respect to the Ground Lease Agreement and the Steam Sale Agreement. On the terms and conditions set forth herein, Exxon is willing to accommodate GEPFC's request.

                GEPFC has also represented that it is affiliated with that certain trust (the "Owner Trust") established by the Linden Owner Partnership, a Delaware general partnership (the "Owner Partnership"), pursuant to the Trust Agreement



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dated as of December 28, 1990 between the Owner Partnership and State Street
Bank and Trust Company of Connecticut, National Association and that certain financing for the Cogeneration Facility will be provided by a group of banks whose agent (the "Lenders' Agent") is the Union Bank of Switzerland, New York Branch. GEPFC has further represented that the Owner Trust is the designated Affiliate of GEPFC referred to in the definition of "Financier" in the Ground Lease Agreement and the Steam Sale Agreement and should be recognized by Exxon as the Financier under such agreements and that the Owner Trust intends to designate the Lenders' Agent as its designee to be recognized by Exxon as the Financier under such agreements.

                Effective as of the date first above written, the Ground Lease Agreement and the Steam Sale Agreement are amended so that:

                (a) Exhibit I to the Steam Sale Agreement shall read as set forth in Exhibit I hereto; and

                (b) Exhibit J to the Ground Lease Agreement shall read as set forth in Exhibit J hereto.

                With reference to Section 16.4.B of the Ground Lease Agreement, Exxon hereby agrees that, while the Owner Trust is recognized by Exxon as the Financier and subsequently while the Lenders' Agent is recognized by Exxon as the Financier, in each case under the Ground Lease Agreement, in the event Cogen defaults pursuant to the terms of the first sentence of Section 10.4 to the Ground Lease Agreement, Exxon will not terminate the Ground Lease if the Financier, within sixty days after receiving notice of such default, pays to Exxon the sums provided for in such first sentence of Section 10.4 and takes appropriate steps to foreclose upon or otherwise obtain title to or possession of the Cogeneration Facility or designates a new managing general partner of Cogen; provided that such new managing general partner is not affiliated with Cogen Technologies, Inc. and has the personnel, experience, equipment and other resources reasonably required to perform its obligations under the Ground Lease Agreement and the Steam Sale Agreement and is in other respects reasonably acceptable to Exxon; and provided that to the extent the Financier has used and continues to use its best efforts to accomplish such designation as soon as reasonably practicable, at the request of the Financier, the sixty day period for the designation of a new managing general partner shall be extended for a period of up to one year from the date the Financier received the notice of such default specified above.



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                On and after the effective date of this letter agreement, each reference in the Ground Lease Agreement and the Steam Sale Agreement, respectively, to "this Agreement", "hereunder", "hereof" or words of like import referring to such agreement, shall mean and be a reference to such agreement as amended by this letter agreement. Each of the Ground Lease Agreement and the Steam Sale Agreement, as amended by this letter agreement, is and shall continue to be in full force and effect and is hereby in all respects ratified and confirmed. This letter agreement is effective only for the specific purpose given as set forth above.

                If you agree to the terms and provisions hereof, please evidence such agreement by executing and returning at least two counterparts of this letter agreement to Exxon Company, U.S.A., P. 0. Box 2180, Houston, Texas 77001, Attention of Mr. Joe R. Lewis. This letter agreement shall become effective as of the date first above written when and if a counterpart of this letter agreement shall have been executed by you. This letter agreement is subject to the provisions of Section 24.1 of the Ground Lease Agreement and
Article 15 of the Steam Sale Agreement.

                This letter agreement may be executed in any number of counterparts and by any combination of the parties hereto in separate counterparts, each of which counterparts shall be an original and all of which taken together shall constitute one and the same letter agreement.



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                THIS LETTER AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY.

                                             Very truly yours,

                                             EXXON CORPORATION

                                             By /s/ [ILLEGIBLE]
                                               ---------------------------------
                                                Title: Technical Manager

Agreed as of the date
    first above written:

COGEN TECHNOLOGIES
   LINDEN VENTURE, L.P.

By:  Cogen Technologies Linden, Ltd.
     its general partner

By:  Cogen Technologies, Inc.
     its general partner

By  /s/ [ILLEGIBLE]
   --------------------------
     Title: Vice President


Consented as of the date
  first above written:


GENERAL ELECTRIC POWER
   FUNDING CORPORATION, as
   Agent under that certain
   Construction Loan Agreement,
   dated as of February 15, 1990
   among Cogen Technologies Linden
   Venture, L.P. and the lenders
   parties thereto

By  /s/ [ILLEGIBLE]
   --------------------------
     Title: President